EXECUTION VERSION US-DOCS\79034473.5 NELNET, INC., and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee _______________________________ SECOND SUPPLEMENTAL INDENTURE Dated as of February 6, 2017 to INDENTURE Dated as of September 27, 2006 _______________________________ 7.400% Fixed-to-Floating Rate Capital Efficient Notes

2 US-DOCS\79034473.5 SECOND SUPPLEMENTAL INDENTURE dated as of February 6, 2017 (this “Second Supplemental Indenture”) between Nelnet, Inc., a Nebraska corporation (the “Company”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). WHEREAS, the Company has executed and delivered to the Trustee an Indenture dated as of September 27, 2006 (the “Base Indenture”), providing for the issuance from time to time of one or more series of the Company’s subordinated debt securities (“Securities”), which has been amended and supplemented by way of the Supplemental Indenture, dated as of September 27, 2006 (the “Supplemental Indenture”), between the Company and the Trustee (the Base Indenture, as so amended, is herein called the “Indenture”), providing for the issuance of the Company’s 7.400% Fixed-to-Floating Rate Capital Efficient Notes (the “Notes”); WHEREAS the Company has solicited consents from the Holders of the Notes (the “Solicitation”) in order to (i) eliminate certain provisions of the Indenture and (ii) make relevant conforming changes in the Indenture related to the foregoing (together, the “Proposed Amendments”); WHEREAS, subject to the limitations set forth in Section 9.02 of the Base Indenture, Section 9.02 of the Base Indenture permits the Company and the Trustee to amend the Indenture or the Securities of any series with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities of such series; WHEREAS the Company has offered to purchase all of its outstanding Notes (the “Tender Offer”) and has concurrently sought consents from Holders of the Notes to approve the Proposed Amendments under the Indenture (the “Consent Solicitation” and together with the Tender Offer, the “Offer”); WHEREAS the Company has obtained and delivered to the Trustee evidence of the requisite consents of Holders of the Notes to effect the Proposed Amendments under the Indenture pursuant to the Consent Solicitation; WHEREAS, in accordance with Section 9.02 of the Base Indenture, the Holders of the Notes, by delivery of their consents, permit and approve any and all conforming changes, including conforming amendments and/or waivers, to the Notes and any related documents and any documents appended thereto that may be required by, or as a result of, this Second Supplemental Indenture; WHEREAS the Company has duly authorized the execution and delivery of this Second Supplemental Indenture, subject to the terms and conditions described herein; and WHEREAS the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture, and all requirements necessary to (i) make this Second Supplemental Indenture a valid instrument in accordance with its terms and (ii) give effect to the Proposed Amendments and the execution and delivery of this Second Supplemental Indenture have been duly authorized in all respects.

3 US-DOCS\79034473.5 NOW, THEREFORE, the Company and the Trustee hereby agree that the following Sections of this Second Supplemental Indenture supplement the Indenture with respect to Notes issued thereunder:

4 US-DOCS\79034473.5 Section 1. Definitions. Each term used herein which is defined in the Indenture has the meaning assigned to such term in the Indenture unless otherwise specifically defined herein, in which case the definition set forth herein shall govern. Section 2. Amendments and Conforming Changes. (a) Clause (a) of Section 2.1(l) of the Supplemental Indenture is hereby amended to read as follows: Redemption. The CENts shall be redeemable (a) in whole or in part at the option of the Company at any time on or after September 29, 2011 at a Redemption Price equal to 100% of the principal amount of such CENts plus accrued and unpaid interest to the Redemption Date, provided that in the event of a redemption in part that the principal amount outstanding after such redemption is at least $50,000,000 or (b)… (b) The form of Note attached as Annex A to the Supplemental Indenture is hereby amended by modifying the third paragraph of the reverse of the form as follows: The Company may, at its option, and subject to the terms and conditions of the Supplemental Indenture and Article XI of the Indenture, redeem this Security in whole or in part at any time on or after September 29, 2011 at a Redemption Price equal to 100% of the principal amount of this Security plus accrued and unpaid interest to the date of redemption, provided that in the event of a redemption in part that the principal amount outstanding after such redemption is at least $50,000,000. (c) Each Global Security, with effect on and from the date hereof, shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Security consistent with the terms of the Indenture, as amended by this Second Supplemental Indenture and giving effect to the amendments set forth in sub-sections (a) and (b) hereof. Section 3. Ratification. The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed to be part of the Indenture in the manner and to the extent herein and therein provided. Section 4. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Section 5. Counterparts. This Second Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument. Section 6. Headings. The headings of this Second Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

5 US-DOCS\79034473.5 Section 7. Trustee not Responsible for Recitals. The recitals herein contained are made by the Company, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or the sufficiency of this Second Supplemental Indenture. Section 8. Separability. In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Notes, but this Second Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein. Section 9. Effectiveness. This Second Supplemental Indenture shall become effective upon its execution and delivery by the Company and the Trustee, but the amendments set forth in Section 2 of this Second Supplemental Indenture will not become effective until the first date upon which the Company accepts Notes for purchase pursuant to the Offer.